Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 13, 2017, Signal Genetics, Inc., a Delaware corporation now known as Miragen Therapeutics, Inc. (the “Company”) completed its merger with privately-held Miragen Therapeutics, Inc. (“Private Miragen”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated October 31, 2016, whereby one of the Company’s wholly owned subsidiaries merged with and into Private Miragen, with Private Miragen surviving as the Company’s wholly owned subsidiary (the “Merger”). Immediately following the Merger, Private Miragen merged with and into the Company, with the Company as the surviving corporation (the “Short-Form Merger”). In connection with the Short-Form Merger, the Company changed its name from Signal Genetics, Inc. to Miragen Therapeutics, Inc. All references to the “Company” refer to Miragen Therapeutics, Inc. as of and following the closing of the Merger and Short-Form Merger on February 13, 2017 (the “Closing Date”) and all references to “Signal” refer to Signal Genetics, Inc. prior to the closing of the Merger and Short-Form Merger on the Closing Date.

Immediately prior to the closing of the Merger, investors, including certain of Private Miragen’s existing stockholders, purchased shares of common stock of Private Miragen in a private placement for gross proceeds of approximately $40.7 million (the “Financing”). Upon the closing of the Merger, each outstanding share of Private Miragen’s common stock converted into the right to receive approximately 0.7031 shares of common stock of Signal. Immediately following the closing of the Merger and after giving effect to the Financing, Signal’s securityholders owned approximately 4% of the outstanding common stock of the Company on a fully-diluted basis and Private Miragen’s securityholders owned approximately 96% of the outstanding common stock of the Company on a fully-diluted basis.

Immediately prior to the closing of the Merger, Signal completed the sale of all of its intellectual property assets relating to its MyPRS test (collectively, the “MyPRS Assets”), a microarray-based gene expression profile assay, pursuant to an Intellectual Property Purchase Agreement with Quest Diagnostics Investments LLC (“Quest”) entered into on November 29, 2016. As consideration for the sale of the MyPRS Assets, Quest paid to Signal $825,000, plus an additional $100,000 as consideration for exercising its right to require Signal to operate its lab beyond December 31, 2016 and an additional $21,431 for reimbursement of certain amounts paid by Signal to the University of Texas M.D. Anderson Cancer Center.

The following unaudited pro forma condensed combined financial statements give effect to the Merger and were prepared in accordance with the regulations of the Securities and Exchange Commission (“SEC”). For accounting purposes, Private Miragen is considered to be acquiring Signal in the Merger. Private Miragen was determined to be the acquirer for accounting purposes based upon the terms of the Merger and other factors including, as a result of the Merger: (i) Private Miragen’s securityholders will own approximately 96% of the Company’s outstanding common stock on a fully-diluted basis immediately following the closing of the Merger, (ii) Private Miragen directors will hold all board seats in the Company, and (iii) Private Miragen management will hold all key positions in the management of the Company. The Merger will be accounted for under the acquisition method of accounting under generally accepted accounting principles (“GAAP”). Under the acquisition method of accounting for the purpose of these unaudited pro forma condensed combined financial statements, management of Signal and Private Miragen have determined a preliminary estimated purchase price, calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements. The net assets acquired in connection with the Merger will be recorded at their estimated acquisition date fair values.

The unaudited pro forma condensed combined balance sheet of the Company as of December 31, 2016 gives effect to the Merger as if it closed on December 31, 2016 and combines the historical balance sheets of Signal and Private Miragen as of December 31, 2016. The balance sheet and statement of operations information as of December 31, 2016 is presented as if the Merger and the Financing were consummated on January 1, 2016, and combines the historical results of Signal and Private Miragen for the year ended December 31, 2016.

Private Miragen’s consolidated balance sheet and consolidated statement of operations information was derived from its audited consolidated financial statements as of and for the year ended December 31, 2016 included as Exhibit 99.1 to this Amendment No. 1 to the Current Report on Form 8-K. Signal’s consolidated balance sheet and consolidated statement of operations information was derived from its audited financial statements as of and for the year ended December 31, 2016 included in its Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 24, 2017.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements after giving effect to the Merger and the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma condensed combined financial statements and pro forma adjustments have been prepared based on preliminary estimates of fair value of net assets acquired as of December 31, 2016. Differences between these preliminary estimates and the final asset acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the Company’s future results of operations and financial position. The actual amounts recorded as of the closing of the Financing and Merger may differ materially from the information presented in these unaudited pro forma combined financial statements as a result of the amount, if any, of capital raised by Private Miragen between December 31, 2016 and the Closing Date, and other changes in the Signal assets and liabilities that occur between December 31, 2016 and the Closing Date.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had Signal and Private Miragen been a combined company during the specified period. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the Signal’s and Private Miragen’s historical audited financial statements for the year ended December 31, 2016.

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2016

(In thousands)

	Signal	Private Miragen	Pro Forma Adjustments		Pro Forma Merger Adjustments		Company Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$3,341	$22,104	$39,158	D	$—		$65,428
					825	I
Accounts receivable, net	524	20	—		(524)	I	20
Inventory	64	—	—		(64)	I	—
Fixed assets held for sale	170	—	—		(161)	I	9
Prepaid expenses and other current assets	160	1,753	—		(27)	I	1,886

Total current assets	4,259	23,877	39,158		49		67,343
Property and equipment, net	—	625	—		—		625
Other assets	—	258	—		—		258

Total assets	$4,259	$24,760	$39,158		$49		$68,226

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$3,536	$4,916	—		$1,895	E	$8,054
					(51)	G
					(2,016)	I
					(296)	J
					70	L
Note payable—related party	1,045	—	—		(1,045)	J	—
Current portion of notes payable	—	1,969	—		—		1,969
Other current liabilities	4	—	—		(4)	I	—

Total current liabilities	4,585	6,885	—		(1,447)		10,023
Notes payable, less current portion	—	2,820	—		—		2,820

Total liabilities	4,585	9,705	—		(1,447)		12,843

Redeemable Convertible preferred stock	—	76,976	—		(76,976)	C	—
Stockholders’ equity:
Common stock	7	1	64	D	(10)	A	203
					7	B
					131	C
					3	J
Additional paid-in capital	30,309	5,154	39,094	D	(30,133)	A	122,799
					(7)	B
					76,845	C
					51	G
					1,486	J
Accumulated deficit	(30,642)	(67,076)	—		30,143	A	(67,619)
					(1,895)	E
					2,069	I
					(148)	J
					(70)	L

Total stockholders’ equity	(326)	(61,921)	39,158		78,472		55,383

Total liabilities, preferred stock and stockholders’ equity	$4,259	$24,760	$39,158		$49		$68,226

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2016

(In thousands, except share and per share data)

	Signal	Private Miragen	Pro Forma Merger Adjustment		Company Pro Forma Combined
Revenue, net	$3,337	$3,477	$(3,337)	I	$3,477
Operating expenses:
Cost of revenue	2,548	—	(2,548)	I	—
Research and development	888	13,692	(888)	I	13,692
Selling and marketing	1,669	—	(1,669)	I	—
General and administrative	7,906	6,772	(2,185)	F	10,985
			(1,508)	I
Exit costs	2,037	—	(899)	I	—
			(1,138)	F
Asset impairment charges	797	—	(755)	I	—
			(42)	F

Total operating expenses	15,845	20,464	(11,632)		24,677

Loss from operations	(12,508)	(16,987)	8,295		(21,200)
Interest and other income	—	39	—		39
Interest and other related expense	(95)	(326)	(3)	G	(331)
			93	J
Loss on extinguishment of debt	(71)	—	71	J	—

Net loss	(12,674)	(17,274)	8,456		(21,492)
Accretion of offering costs to redemption value of preferred stock	—	(49)	49	H	—

Net loss applicable to common shareholders	$(12,674)	$(17,323)	$8,505		$(21,492)

Basic and diluted net loss per share	$(17.58)	$(19.84)			$(1.02)

Weighted average common share outstanding—basic and diluted	721,415	873,299	19,464,653	K	21,059,367

See accompanying notes to the unaudited pro forma condensed combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transaction and Basis of Presentation

Description of Transaction

On February 13, 2017, Signal Genetics, Inc., a Delaware corporation now known as Miragen Therapeutics, Inc. (the “Company”) completed its merger with privately-held Miragen Therapeutics, Inc. (“Private Miragen”) in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated October 31, 2016, whereby one of the Company’s wholly owned subsidiaries merged with and into Private Miragen, with Private Miragen surviving as the Company’s wholly owned subsidiary (the “Merger”). Immediately following the Merger, Private Miragen merged with and into the Company, with the Company as the surviving corporation (the “Short-Form Merger”). In connection with the Short-Form Merger, the Company changed its name from Signal Genetics, Inc. to Miragen Therapeutics, Inc. All references to the “Company” refer to Miragen Therapeutics, Inc. as of and following the closing of the Merger and Short-Form Merger on February 13, 2017 (the “Closing Date”) and all references to “Signal” refer to Signal Genetics, Inc. prior to the closing of the Merger and Short-Form Merger on the Closing Date.

Immediately prior to the closing of the Merger, investors, including certain of Private Miragen’s existing stockholders, purchased shares of common stock of Private Miragen in a private placement for gross proceeds of approximately $40.7 million (the “Financing”). Upon the closing of the Merger, each outstanding share of Private Miragen’s common stock converted into the right to receive approximately 0.7031 shares of common stock of Signal. Immediately following the closing of the Merger and after giving effect to the Financing, Signal’s securityholders owned approximately 4% of the outstanding common stock of the Company on a fully-diluted basis and Private Miragen’s securityholders owned approximately 96% of the outstanding common stock of the Company on a fully-diluted basis.

Immediately prior to the closing of the Merger, Signal completed the sale of all of its intellectual property assets relating to its MyPRS test (collectively, the “MyPRS Assets”), a microarray-based gene expression profile assay, pursuant to an Intellectual Property Purchase Agreement with Quest Diagnostics Investments LLC (“Quest”) entered into on November 29, 2016. As consideration for the sale of the MyPRS Assets, Quest paid to Signal $825,000, plus an additional $100,000 as consideration for exercising its right to require Signal to operate its lab beyond December 31, 2016 and an additional $21,431 for reimbursement of certain amounts paid by Signal to the University of Texas M.D. Anderson Cancer Center.

Basis of Presentation

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the Securities and Exchange Commission (“SEC”). The unaudited pro forma condensed combined balance sheet as of December 31, 2016 is presented as if the Merger and the Financing closed on December 31, 2016. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 combines the audited historical statements of operations of Signal and Private Miragen for their respective year ended December 31, 2016, and gives pro forma effect to the Merger and the Financing as if such transactions had been completed on January 1, 2016. Based on the terms of the Merger, Private Miragen is deemed to be the acquiring company for accounting purposes and the Merger will be accounted for as an asset acquisition in accordance with accounting principles generally accepted in the United States (“GAAP”). Accordingly, the assets and liabilities of Private Miragen will be recorded as of the Closing Date at their respective carrying value and the acquired net assets of Signal will be recorded as of the Closing Date at their fair value. For the purpose of these unaudited pro forma financial statements, management of Private Miragen and Signal have determined a preliminary estimated purchase price for the asset acquisition, and such amount has been calculated as described in Note 2 to these unaudited pro forma condensed combined financial statements. The net assets acquired in connection with the Merger are at their estimated fair values. A final determination of these estimated fair values will be based on the actual net acquired assets of Signal as of the Closing Date.

The pro forma adjustments are preliminary and based on the estimated fair value of the net assets acquired and have been prepared to illustrate the estimated effect of the asset acquisition. Under GAAP, transaction costs in an asset acquisition would be capitalized and applied to the fair value of non-financial assets acquired and remaining in the

Company. However, because Private Miragen primarily acquired financial assets, Private Miragen’s transaction costs will be expensed as incurred. To the extent there are significant changes to the Company’s business following completion of the Merger, the assumptions and estimates set forth in the unaudited pro forma condensed combined financial statements could change significantly. Accordingly, the pro forma purchase price adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Merger. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

2. Preliminary Purchase Price

On December 31, 2016, Signal had 742,293 shares of common stock outstanding and a market capitalization of approximately $3.7 million. The estimated fair value of the net assets of Signal was approximately $1.7 million as of December 31, 2016. On the Closing Date, Signal had approximately 1.0 million shares of common stock outstanding and a market capitalization of approximately $12.6 million. The estimated fair value of the net assets of Signal on the Closing Date was approximately $0.2 million. As Signal’s net assets are predominantly comprised of cash offset by current liabilities, the fair value of Signal’s net assets as of December 31, 2016 is considered to be the best indicator of the fair value and, therefore, the preliminary purchase price. The estimated preliminary purchase price on the Closing Date may change due to the amount of cash used by Signal’s operations after December 31, 2016 to the closing of the Merger and other changes in the Signal’s assets and liabilities that occur between December 31, 2016 and the completion of the Merger on the Closing Date.

The acquired net assets of Signal based on their estimated fair values as of December 31, 2016 are as follows (in thousands):

Cash and cash equivalents	$4,166
Prepaid and other current assets	142
Current liabilities	(2,646)

Net acquired tangible assets	$1,662

3. Pro Forma Adjustments

The unaudited pro forma condensed combined financial statements include pro forma adjustments to give effect to certain significant transactions of Private Miragen, including the Financing, as a direct result of the Merger, or for accounting purposes, the acquisition of Signal’s net assets by Private Miragen, and the sale of the MyPRS Assets immediately prior to the Merger. The pro forma adjustments reflecting the completion of the Merger are based upon the accounting analysis conclusion that the Merger should be accounted for as an asset acquisition and upon the assumptions set forth below.

A.	To reflect the elimination of Signal’s historical stockholders’ equity balances and accumulated deficit, including the impact of the pro forma adjustments below.

B.	To reflect the reclassification of Private Miragen’s par value of common stock and additional paid-in capital in connection with the exchange of Private Miragen’s common stock for Signal’s common stock.

C.	To reflect the conversion of Private Miragen’s redeemable convertible preferred stock to Private Miragen’s common stock in connection with the Merger.

D.	To reflect $40.7 million in proceeds received by Private Miragen, net of $1.6 million in transaction costs, in connection with the closing of the Financing. The Financing was contingent upon the Merger and closed immediately prior to Merger on the Closing Date. While the Merger was not contingent upon Private Miragen completing the Financing, Miragen considers the Financing directly related to the Merger.

E.	To record estimated transaction costs, such as advisor fees, legal and accounting expenses, and tail insurance that were not incurred as of December 31, 2016.

F.	To reflect elimination of transaction costs, such as legal and accounting fees, of both Signal and Private Miragen.

G.	To reflect reclassification of preferred stock warrants to common stock warrants as a result of the Merger and the related elimination of amounts recorded for change in value of preferred stock warrants.

H.	To reflect the elimination of accretion of Private Miragen’s redeemable convertible preferred stock offering costs as a result of the conversion to Private Miragen’s common stock in connection with the Merger.

I.	To reflect the sale and disposition of the MyPRS Assets immediately prior to the Merger.

J.	To reflect the conversion of the Signal note payable to related party to common stock concurrent with the Merger.

K.	To reflect additional shares issued as a result of the Merger, conversion of the Signal note payable, and the Financing.

L.	To record additional estimated exit costs to be incurred by Signal in connection with the Merger.